Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-224559 on Form S-8 of Capstar Bank of our report dated June 28, 2021, relating to the financial statements and supplemental schedule of Capstar Bank 401(k) Profit Sharing Plan which appears in this Annual Report on Form 11-K of Capstar Bank 401(k) Profit Sharing Plan for the year ended December 31, 2020.

/s/ Elliott Davis, LLC

Franklin, Tennessee

June 28, 2021